UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2007

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-113470	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas	77082
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (281) 596-9988

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2007, Cardtronics, LP, a wholly-owned subsidiary of Cardtronics, Inc. ("Cardtronics, or "the Company"), entered into an asset purchase agreement with 7-Eleven, Inc. to acquire substantially all of the assets of the financial services business of 7-Eleven for $135.0 million. Under the terms of the agreement, Cardtronics will purchase approximately 3,500 traditional ATMs, which allow for standard ATM services such as cash withdrawal, balance inquiries, and account transfers; and 2,000 advanced-functionality Vcom™ ATM machines, which, in addition to standard ATM services, offer more sophisticated financial services, including check cashing, money order, money transfer, bill payment services, and telecommunication products. Upon the consummation of the acquisition, the Company will own and operate the world's largest network of ATMs, with over 30,000 locations throughout the United States, the United Kingdom, and Mexico. Additionally, upon the consummation of the acquisition, Cardtronics will enter into a related ATM placement agreement with 7-Eleven that will provide the Company with a ten-year exclusive right to operate all ATMs and advanced function financial self-service kiosks in 7-Eleven locations throughout the U.S., including any new 7-Eleven stores.

The asset purchase agreement contains customary representations, warranties, covenants, and indemnification provisions as well as certain termination rights for Cardtronics and 7-Eleven. The acquisition is subject to various conditions and customary regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The $135.0 million purchase price for the acquisition will be funded with a combination of borrowings under Cardtronics' $125.0 million credit facility and through the issuance of other debt securities. It is the Company's current expectation that the consummation of the acquisition and the related financings will occur simultaneously, with a targeted closing date in late June 2007.

Item 7.01 Regulation FD Disclosures

A press release relating to the purchase agreement was issued on June 5, 2007. A copy of the press release has been attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1.       Press Release dated June 5, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
June 5, 2007 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer

Exhibit Index
99.1	Press Release dated June 5, 2007